                                                                   Exhibit 23.02



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) for an aggregate of 750,000 shares of Common Stock, $.01 par value, pertaining to the Retirement Savings Plan - Networks, of our report dated February 3, 2000 with respect to the consolidated financial statements and schedule of USA Networks, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP
                                                           ---------------------


New York, New York
May 15, 2000